Exhibit 99.1

CEO AND CFO CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Pehong Chen, the Chief Executive Officer of BroadVision, Inc. (the “Company”), and William E. Meyer, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the “ Periodic Report “), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 14th day of May, 2003.

/s/ PEHONG CHEN
Pehong Chen
Chief Executive Officer

/s/ WILLIAM E. MEYER
William E. Meyer
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BroadVision, Inc. and will be retained by BroadVision, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Exchange Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.